Registration Statement No - 33 -   _________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

               ____________________________________

                            FORM S-8
    Registration Statement Under the Securities Act of 193 3

               ____________________________________

            PROVIDENCE AND WORCESTER RAILROAD COMPANY
       (Exact name of issuer as specified in its charter)

         Rhode Island                     05-0344399
         (State or other jurisdic-         (I.R.S. Employer
         tion of incorporation)             Identification No.)

                        75 Hammond Street
                       Worcester, MA 01610
                          (508)755-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

            Providence and Worcester Railroad Companv
                  Employee Stock Purchase Plan
                    (Full Title of the Plan)

                      Heidi J. Eddins, Esq.
            Providence and Worcester Railroad Company
                        75 Hammond Street
                       Worcester, MA 01610
                          (508)755-4000
    (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                            Copy to:
                     Lynne Barry Dolan, Esq.
                    2400 Hospital Trust Plaza
                 Providence, Rhode Island 02903
                          (401)421-3670

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration
Statement.

                                        Exhibit Index on Page 10

___________________________________________________________________________

                 CALCULATION OF REGISTRATION FEE
___________________________________________________________________________

      Title of
  Each Class of                                 Proposed         Proposed
    Securities        Amount       Maximum       Maximum          Amount of
      to be            to be     Offering Price  Aggregate        Registra-
   Registered       Registered    Per Share(*)   Offering Price   tion Fee


 Common Stock
 (par value $.50)  200,000 shs.    $ 7.225      $1,445,000       $ 437.88

___________________________________________________________________________

  (*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Corporation's Common Stock as quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System on February 7, 1997.

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents heretofore filed by the Providence and Worcester Railroad Company (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

    (a) The Registrant's latest Annual Report filed on Form 1O-K; and

    (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the prospectus referred to in (a) above; and

    (c) The description of the Registrant's common stock contained in the Registrant's registration statement filed under
        Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

    Under the Rhode Island Business Corporation Act, a corporation has the power to indemnify any person made a party to any proceeding by reason of the fact that he is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, so long as the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases that his conduct was at least not opposed to its best interests, and
(iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. Notwithstanding the foregoing, a director shall not be indemnified in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him. Indemnification may not be made unless authorized in the specific case after a determination has been made by the Board of Directors or other specific body that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth above.

    In general, an officer of a corporation may be indemnified to the same extent as a director.


    In addition to the authority conferred upon the Registrant as provided above, the charter of the Registrant provides that the Board of Directors may authorize agreements to be entered into with each director to provide that the Registrant shall pay, on behalf of the director with whom the same is entered into, certain losses or expenses arising from claims made against the director in his capacity as a director of the Registrant by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted. The charter further provides that any agreement so authorized may provide for the advancement of expenses to a director prior to the final disposition of any action, suit or proceeding involving such director and based on the alleged commission by the director of any such breach of duty or other act wrongfully done or attempted, subject to an undertaking by the director to repay the same to the Registrant if the act involves a claim for which indemnification is not permitted under the charter and the final disposition of the action results in an adjudication adverse to the director.

    The Registrant's charter provides that any such agreement may not provide for the indemnification of a director, or for the reimbursement of a director, in connection with any claim (A) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (C) for profits under Section 16(b) of the Exchange Act, or (D) for improper personal benefit (unless the transaction is permitted by the Rhode Island Business Corporation
Act).

Item 7.  Exemption from Registration Claimed.

          Not applicable.


Item 8.  Exhibits.

    A list of the exhibits included as part of this Registration
Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings.

          (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)   To include any prospectus required by Section
        10(a)(3) of the Securities Act of 1933, as amended (the
        "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the employee.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of February, 1997.

                                   PROVIDENCE AND WORCESTER
                                   RAILROAD COMPANY
                                   By:ORVILLE R. HARROLD
                                   Title:  President

                        POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below does hereby constitute and appoint Robert H. Eder, Orville R. Harrold and Heidi J. Eddins, and each of them, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 with respect to 200,000 shares of the Common Stock, $.50 par value, of Providence and Worcester Railroad Company issued pursuant to the Providence and Worcester Railroad Company Employee Stock Purchase Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                  Title                   Date

     ROBERT H. EDER           Chairman of the
     Robert H. Eder           Board and Director     February 10 , 1997


     ORVILLE R. HARROLD       President and
     Orville R. Harrold       Director               February 10 , 1997


     RONALD P. CHRZANOWSKI    Vice President and
     Ronald P. Chrzanowski    Director               February 10 , 1997


     ROBERT J. EASTON         Treasurer, Director,
     Robert J. Easton         Principal Financial
                              Officer and Principal  February 10 , 1997
                              Accounting Officer


     WILLIAM J. LEDOUX        Director               February 10 , 1997
     William J. LeDoux


     JOHN H. CRONIN           Director               February 10 , 1997
     John H. Cronin


     JOHN J. HEALY            Director               February 10 , 1997
     John J. Healy


     J. JOSEPH GARRAHY        Director               February 10 , 1997
     J. Joseph Garrahy

     FRANK W. BARRETT         Director               February 10 , 1997
     Frank W. Barrett



     PHILLIP D. BROWN         Director               February 10 , 1997
     Phillip D. Brown

                                    EXHIBIT INDEX



                                                            SEQUENTIALLY
        EXHIBIT                                               NUMBERED
        NUMBER    EXHIBIT                                       PAGE


         4.1      Amended and Restated
                  Articles of Incorporation of
                  the Registrant (filed as Exhibit 4.1
                  to Form S-8 Registration Statement
                  No. 333-02975        and by this reference
                  incorporated herein)                           N/A


         4.2      By-laws of the Registrant, as
                  amended (filed as Exhibit 4.2 to
                  Form S-8 Registration Statement
                  No. 333-02975     and by this reference
                  incorporated herein)                           N/A


         5        Opinion of Lynne Barry Dolan, Esq.              11

         23.1     Consent of Deloitte & Touche LLP                13

         23.2     Consent of Lynne Barry Dolan, Esq.
                  (included in Opinion filed
                  as Exhibit 5).                                 N/A

                                                  Exhibit 5



                                        February 10, 1997


   Providence and Worcester Railroad Company
   75 Hammond Street
   Worcester, MA  01610

             RE:  Registration Statement on Form S-8

   Members of the Board:

     I have acted as counsel to the Providence and Worcester Railroad Company, a Rhode Island corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission related to 200,000 shares of the Company's common stock, $.50 par value per share (the "Common Stock"), to be issued pursuant to the Providence and Worcester Railroad Company Employee Stock Purchase Plan (the "Plan").

     In connection with this opinion, I have examined the Company's Articles of Incorporation as amended, the by-laws of the Company, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the Plan and such other instruments and documents as I have deemed relevant under the circumstances.

        In making the aforesaid examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings regarding the issuance of the Common Stock taken by the Company to date.

        Based upon and subject to the foregoing, I am of the opinion that the Common Stock which may be issued by the Company under the Plan has been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

        I hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,
                                 Lynn Barry Dolan, Esq.

                                                  Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Providence and Worcester Railroad
Company on Form S-8 of our reports dated March 8, 1996, appearing in and incorporated by reference in the Annual
Report on Form 10-K of Providence and Worcester Railroad
Company for the year ended December 31, 1995.


Deloitte & Touche LLP

Worcester, Massachusetts
February 10, 1997